Exhibit 99.2

Earnings Release and Supplemental Information Package

Fourth Quarter 2023

amh

AMH

2

AMH
Earnings Press Release
AMH Reports Fourth Quarter and Full Year 2023 Financial and Operating Results
18% Increase in Quarterly Distribution
LAS VEGAS, Feb. 22, 2024—AMH (NYSE: AMH) (the “Company”), a leading large-scale integrated owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter and full year ended December 31, 2023.
Highlights
•Rents and other single-family property revenues increased 7.3% year-over-year to $408.7 million for the fourth quarter of 2023.
•Net income attributable to common shareholders totaled $76.6 million, or $0.21 per diluted share, for the fourth quarter of 2023, compared to $87.5 million, or $0.25 per diluted share, for the fourth quarter of 2022.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 8.8% year-over-year to $0.43 per FFO share and unit for the fourth quarter of 2023 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 9.3% year-over-year to $0.39 per FFO share and unit for the fourth quarter of 2023.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 6.0% year-over-year for the fourth quarter of 2023.
•Achieved Same-Home Average Occupied Days Percentage of 96.2% in the fourth quarter of 2023, while generating 4.5% rate growth on new leases and 6.2% rate growth on renewals, resulting in 5.7% blended rate growth.
•Delivered a total of 503 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the fourth quarter of 2023.
•Raised common share dividend by 18% to $0.26 in the first quarter of 2024.
•Subsequent to quarter end, issued first-of-its-kind green bonds in the single-family rental sector, raising $600.0 million at 5.500% due 2034.
“Our strong fourth quarter results capped off another year of resilient and durable growth at AMH with Core FFO per share growing by nearly 8% in 2023,” stated David Singelyn, AMH’s Chief Executive Officer. “As we look ahead to 2024, sustained long-term fundamentals, superior operational execution supported by strategic initiatives, and consistent production out of the development program will continue to position us for both resiliency and long-term value creation.”
Fourth Quarter 2023 Financial Results
Net income attributable to common shareholders totaled $76.6 million, or $0.21 per diluted share, for the fourth quarter of 2023, compared to $87.5 million, or $0.25 per diluted share, for the fourth quarter of 2022. The decrease was primarily due to lower net gains on property sales, partially offset by higher rental rates.
Rents and other single-family property revenues increased 7.3% to $408.7 million for the fourth quarter of 2023, compared to $380.9 million for the fourth quarter of 2022. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 8.9% to $235.6 million for the fourth quarter of 2023, compared to $216.4 million for the fourth quarter of 2022. This growth was driven by a 7.3% increase in core revenues resulting primarily from higher rental rates, partially offset by a 4.3% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 5.5% to $302.7 million for the fourth quarter of 2023, compared to $286.9 million for the fourth quarter of 2022, which was driven by a 6.1% increase in Average Monthly Realized Rent per property, partially offset by a 70 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 4.5% to $103.7 million for the fourth quarter of 2023, compared to $99.2 million for the fourth quarter of 2022, primarily driven by inflationary increases in repairs and maintenance (“R&M”)

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
and turnover costs, net and property management expenses, net, partially offset by lower property tax expense due to the timing of prior year quarterly tax accruals. As a result, Core NOI from Same-Home properties increased 6.0% to $199.0 million for the fourth quarter of 2023, compared to $187.7 million for the fourth quarter of 2022.
Core FFO attributable to common share and unit holders was $178.6 million, or $0.43 per FFO share and unit, for the fourth quarter of 2023, compared to $160.5 million, or $0.40 per FFO share and unit, for the fourth quarter of 2022. Adjusted FFO attributable to common share and unit holders was $160.8 million, or $0.39 per FFO share and unit, for the fourth quarter of 2023, compared to $143.8 million, or $0.35 per FFO share and unit, for the fourth quarter of 2022. These improvements were primarily attributable to higher rental rates.
Full Year 2023 Financial Results
Net income attributable to common shareholders totaled $366.2 million, or $1.01 per diluted share, for the year ended December 31, 2023, compared to $250.8 million, or $0.71 per diluted share, for the year ended December 31, 2022. The increase was primarily due to higher net gains on property sales, higher rental rates and a larger number of occupied properties.
Rents and other single-family property revenues increased 8.9% to $1.6 billion for the year ended December 31, 2023, compared to $1.5 billion for the year ended December 31, 2022. Revenue growth was primarily driven by higher rental rates and an increase in our average occupied portfolio which grew to 55,874 homes for the year ended December 31, 2023, compared to 54,847 homes for the year ended December 31, 2022.
Core NOI from our total portfolio increased 9.1% to $904.8 million for the year ended December 31, 2023, compared to $829.6 million for the year ended December 31, 2022. This growth was driven by a 9.3% increase in core revenues resulting primarily from higher rental rates and a larger number of occupied properties, partially offset by a 9.8% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 6.5% to $1.2 billion for the year ended December 31, 2023, compared to $1.1 billion for the year ended December 31, 2022, which was driven by a 7.1% increase in Average Monthly Realized Rent per property, partially offset by a 40 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 9.1% to $420.1 million for the year ended December 31, 2023, compared to $385.0 million for the year ended December 31, 2022, primarily driven by increased property tax expense and inflationary increases in R&M and turnover costs, net and property management expenses, net. As a result, Core NOI from Same-Home properties increased 5.1% to $770.5 million for the year ended December 31, 2023, compared to $732.9 million for the year ended December 31, 2022.
Core FFO attributable to common share and unit holders was $688.5 million, or $1.66 per FFO share and unit, for the year ended December 31, 2023, compared to $618.8 million, or $1.54 per FFO share and unit, for the year ended December 31, 2022. Adjusted FFO attributable to common share and unit holders was $609.3 million, or $1.47 per FFO share and unit, for the year ended December 31, 2023, compared to $550.5 million, or $1.37 per FFO share and unit, for the year ended December 31, 2022. These improvements were primarily attributable to higher rental rates and a larger number of occupied properties.
Portfolio
Average Occupied Days Percentage was 95.0% for the fourth quarter of 2023, compared to 95.6% for the third quarter of 2023.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
Investments
As of December 31, 2023, the Company’s wholly-owned portfolio consisted of 59,332 homes, compared to 59,092 homes as of September 30, 2023, an increase of 240 homes during the fourth quarter of 2023, which included 456 newly constructed homes delivered through our AMH Development Program and 25 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 241 homes sold to third parties. During the fourth quarter of 2023, we also developed an additional 47 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 503 total program deliveries through our AMH Development Program. As of December 31, 2023, the Company had 862 properties held for sale and 2,978 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
During the fourth quarter of 2023, the Company issued 2,799,683 Class A common shares under its at-the-market common share offering program, receiving net proceeds of $100.2 million after commissions and other expenses of $1.7 million.
As of December 31, 2023, the Company had cash and cash equivalents of $59.4 million and total outstanding debt of $4.5 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.1% and a weighted-average term to maturity of 11.2 years, which includes $90.0 million of outstanding borrowings on its $1.25 billion revolving credit facility. During the fourth quarter of 2023, the Company generated $69.5 million of Retained Cash Flow and sold 241 properties generating $72.5 million of net proceeds. Additionally, the Company’s AMH 2014-SFR2 and AMH 2014-SFR3 securitizations, which had a total balance of $938.6 million as of December 31, 2023, are scheduled to mature in the fourth quarter of 2024. In January 2024, the Company provided notice of its intent to payoff the AMH 2014-SFR2 securitization during the first quarter of 2024, which had a balance of $461.5 million as of December 31, 2023, of which $25.7 million represents asset-backed securitization certificates that are held by the Company.
In January 2024, the Company issued 932,746 Class A common shares under its at-the market common share offering program, receiving net proceeds of $33.2 million after commissions and other expenses of $0.5 million.
In January 2024, American Homes 4 Rent, L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all of its business and owns, directly or through subsidiaries, substantially all of its assets, issued $600.0 million of 5.500% unsecured senior notes with a maturity date of February 1, 2034, which carry a green bond designation and were issued under the Company’s green finance framework. Interest on the notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2024. The Operating Partnership received aggregate net proceeds of $595.5 million from these issuances, after underwriting fees of approximately $3.9 million and a $0.6 million discount, and before estimated offering costs of $1.5 million. Pending full allocation of an amount equal to the net proceeds to finance new or existing projects meeting the eligibility criteria described in the prospectus supplement related to the offering, the Operating Partnership intends to allocate the net proceeds to repay outstanding indebtedness, including the payoff of the AMH 2014-SFR2 securitization and/or temporarily invest the net proceeds in accordance with the Company’s cash investment policy.

Sustainability Update

The Company’s inaugural green bond issuance highlights its focus on energy efficient and sustainable construction practices as it contributes much needed inventory to the country’s under-supplied housing landscape.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)
2024 Guidance
Set forth below are the Company’s current expectations with respect to full year 2024 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2024 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2024 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2024
Core FFO attributable to common share and unit holders		$1.70 - $1.76
Core FFO attributable to common share and unit holders growth		2.4% - 6.0%

Same-Home
Core revenues growth		3.75% - 5.75%
Core property operating expenses growth		5.25% - 7.25%
Core NOI growth		3.00% - 5.00%

Full Year 2024
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,825 - 1,975	$700 - $800 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,825 - 1,975	$0.9 - $1.1 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.1 - $1.3 billion
Full Year 2024 Guidance Commentary
Operating Outlook:
•Same-Home core revenues growth reflects expectation for continued resiliency in the demand and leasing environment and includes the following assumptions for the full year 2024: (1) Average Occupied Days Percentage expectation in the low 96% area, (2) Average Monthly Realized Rent growth of 5.00% - 5.50% driven by 2024 leasing spreads in the high 4% area and contribution from 2023 leasing earn-in, and (3) bad debt expense to remain consistent with 2023 in the low 1% area as a percentage of rents.
•Same-Home core property operating expenses growth reflects (1) expectation for moderating but still elevated 2024 property tax growth between 6.25% and 8.25% and (2) 4.25% to 6.25% growth in all other core property operating expenses, excluding property taxes, reflecting the general inflationary environment.
Investment Program:
•Consistent with 2023, the Company’s acquisition programs continue to remain on hold. Until market conditions change, the Company’s current 2024 outlook does not contemplate any material acquisition activity.
•Investment program outlook contemplates continued consistent growth from the Company’s internal AMH Development Program, which is expected to deliver between 2,200 to 2,400 total program deliveries during 2024.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
Capital Plan:
•In addition to the Company’s $0.9 - $1.1 billion total wholly-owned and pro rata JV capital investment program, the Company’s AMH 2014-SFR2 and AMH 2014-SFR3 securitizations, which had a total outstanding balance of $938.6 million as of December 31, 2023, are scheduled to mature in the fourth quarter of 2024.
•During January 2024, the Company provided notice of its intent to payoff the AMH 2014-SFR2 securitization during the first quarter of 2024 and plans to payoff the AMH 2014-SFR3 securitization over the course of 2024 based on capital markets conditions.
•The Company expects to fund its 2024 capital plan through a combination of Retained Cash Flow, approximately $400 - $500 million of recycled capital from dispositions, as well as equity and debt capital, including the equity capital raised on the Company’s at-the-market program in the fourth quarter of 2023 and first quarter of 2024 and $600 million green bond issuance in January 2024.
Reconciliation of Core FFO attributable to common share and unit holders from 2023 to 2024 Guidance Midpoint

Per FFO Share and Unit
2023 Core FFO attributable to common share and unit holders	$1.66

Same-Home Core NOI	0.08
Non-Same-Home Core NOI (1)	0.07
Disposition program	(0.02)
General and administrative expense and amortization of IT software assets (2)	(0.01)
Financing costs (share count and interest) (3)	(0.05)

2024 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.73
2024 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	4.2%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2024 Same-Home portfolio, including 2023 wholly-owned property additions, and (ii) contribution from 2024 wholly-owned property additions.
(2)General and administrative expense and amortization of IT software assets increase reflects (i) general inflationary environment and (ii) investments from prior years into IT systems supporting our industry-leading property management platform.
(3)Financing costs (share count and interest) change is primarily related to the funding of the Company’s investment programs and the refinancing of the 2024 maturing securitizations.
Additional Information
A copy of the Company’s Fourth Quarter 2023 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 23, 2024 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2023 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, March 8, 2024 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13742949#, or by using the link at www.amh.com, under “Investor relations.”

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Earnings Press Release (continued)
About AMH
AMH (NYSE: AMH) is a leading large-scale integrated owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing and managing homes as rental properties. Our goal is to simplify the experience of leasing a home and deliver peace of mind to households across the country.
In recent years, we’ve been named one of Fortune’s 2023 Best Workplaces in Real Estate™, a 2023 Great Place to Work®, a 2023 Most Loved Workplace®, a 2023 Top U.S. Homebuilder by Builder100, and one of America’s Most Responsible Companies 2023 and America’s Most Trustworthy Companies 2023 by Newsweek and Statista Inc. As of December 31, 2023, we owned nearly 60,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2024 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three months and the years ended December 31, 2023 and 2022:

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2023	2022	2023	2022
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$408,657	$380,926	$1,623,605	$1,490,534
Tenant charge-backs	(48,506)	(45,183)	(215,555)	(202,606)
Core revenues	360,151	335,743	1,408,050	1,287,928
Less: Non-Same-Home core revenues	(57,440)	(48,808)	(217,456)	(170,017)
Same-Home core revenues	$302,711	$286,935	$1,190,594	$1,117,911

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$142,797	$137,113	$599,459	$552,091
Property management expenses	31,112	28,157	123,363	112,698
Noncash share-based compensation - property management	(879)	(715)	(4,030)	(3,861)
Expenses reimbursed by tenant charge-backs	(48,506)	(45,183)	(215,555)	(202,606)
Core property operating expenses	124,524	119,372	503,237	458,322
Less: Non-Same-Home core property operating expenses	(20,788)	(20,133)	(83,153)	(73,306)
Same-Home core property operating expenses	$103,736	$99,239	$420,084	$385,016

Core NOI and Same-Home Core NOI
Net income	$90,937	$103,791	$432,142	$310,025
Hurricane-related charges, net	—	—	—	6,133
Gain on sale and impairment of single-family properties and other, net	(29,082)	(57,407)	(209,834)	(136,459)
Depreciation and amortization	115,771	112,843	456,550	426,531
Acquisition and other transaction costs	4,260	5,338	16,910	23,452
Noncash share-based compensation - property management	879	715	4,030	3,861
Interest expense	35,091	36,249	140,198	134,871
General and administrative expense	18,487	14,942	74,615	68,057
Other income and expense, net	(716)	(100)	(9,798)	(6,865)
Core NOI	235,627	216,371	904,813	829,606
Less: Non-Same-Home Core NOI	(36,652)	(28,675)	(134,303)	(96,711)
Same-Home Core NOI	$198,975	$187,696	$770,510	$732,895

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters:

	For the Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$408,657	$421,697	$395,548	$397,703	$380,926
Tenant charge-backs	(48,506)	(65,840)	(45,814)	(55,395)	(45,183)
Core revenues	360,151	355,857	349,734	342,308	335,743
Less: Non-Same-Home core revenues	(57,440)	(55,410)	(53,527)	(51,079)	(48,808)
Same-Home core revenues	$302,711	$300,447	$296,207	$291,229	$286,935

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$142,797	$167,041	$142,553	$147,068	$137,113
Property management expenses	31,112	30,785	30,666	30,800	28,157
Noncash share-based compensation - property management	(879)	(953)	(1,132)	(1,066)	(715)
Expenses reimbursed by tenant charge-backs	(48,506)	(65,840)	(45,814)	(55,395)	(45,183)
Core property operating expenses	124,524	131,033	126,273	121,407	119,372
Less: Non-Same-Home core property operating expenses	(20,788)	(21,205)	(20,475)	(20,685)	(20,133)
Same-Home core property operating expenses	$103,736	$109,828	$105,798	$100,722	$99,239

Core NOI and Same-Home Core NOI
Net income	$90,937	$88,092	$115,414	$137,699	$103,791
Gain on sale and impairment of single-family properties and other, net	(29,082)	(33,335)	(62,758)	(84,659)	(57,407)
Depreciation and amortization	115,771	114,863	113,199	112,717	112,843
Acquisition and other transaction costs	4,260	3,399	4,175	5,076	5,338
Noncash share-based compensation - property management	879	953	1,132	1,066	715
Interest expense	35,091	34,381	34,844	35,882	36,249
General and administrative expense	18,487	18,336	19,937	17,855	14,942
Other income and expense, net	(716)	(1,865)	(2,482)	(4,735)	(100)
Core NOI	235,627	224,824	223,461	220,901	216,371
Less: Non-Same-Home Core NOI	(36,652)	(34,205)	(33,052)	(30,394)	(28,675)
Same-Home Core NOI	$198,975	$190,619	$190,409	$190,507	$187,696

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$235,627	$224,824	$223,461	$220,901	$216,371
Less: Encumbered Core NOI	(68,300)	(64,844)	(64,665)	(64,077)	(63,798)
Unencumbered Core NOI	$167,327	$159,980	$158,796	$156,824	$152,573

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2023	2022	2023	2022
Operating Data
Net income attributable to common shareholders	$76,617	$87,537	$366,224	$250,781
Core revenues	$360,151	$335,743	$1,408,050	$1,287,928
Core NOI	$235,627	$216,371	$904,813	$829,606
Core NOI margin	65.4%	64.4%	64.3%	64.4%
Fully Adjusted EBITDAre	$203,917	$187,223	$780,875	$715,854
Fully Adjusted EBITDAre Margin	56.1%	55.2%	55.0%	55.0%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.41	$0.38	$1.57	$1.41
Core FFO attributable to common share and unit holders	$0.43	$0.40	$1.66	$1.54
Adjusted FFO attributable to common share and unit holders	$0.39	$0.35	$1.47	$1.37

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$10,165,719	$10,132,185	$10,007,290	$9,917,123	$9,938,672
Total assets	$12,688,190	$12,559,377	$12,522,438	$12,420,013	$12,175,059
Outstanding borrowings under revolving credit facility	$90,000	$—	$—	$—	$130,000
Total Debt	$4,517,158	$4,433,095	$4,438,629	$4,444,863	$4,581,628
Total Capitalization	$19,717,611	$18,591,650	$19,322,870	$17,668,693	$17,015,130
Total Debt to Total Capitalization	22.9%	23.8%	23.0%	25.2%	26.9%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	5.4 x	5.3 x	5.4 x	6.0 x
NYSE AMH Class A common share closing price	$35.96	$33.69	$35.45	$31.45	$30.14

Portfolio Data - end of period
Occupied single-family properties	55,768	55,949	56,000	56,049	55,605
Single-family properties leased, not yet occupied	251	299	393	412	243
Single-family properties in turnover process	2,053	1,803	1,437	1,041	1,554
Single-family properties recently renovated or developed	384	333	215	234	464
Single-family properties newly acquired and under renovation	14	8	—	—	12
Total single-family properties, excluding properties held for sale	58,470	58,392	58,045	57,736	57,878
Single-family properties held for sale	862	700	648	903	1,115
Total single-family properties wholly owned	59,332	59,092	58,693	58,639	58,993
Single-family properties managed under joint ventures	2,978	2,936	2,846	2,688	2,540
Total single-family properties wholly owned and managed	62,310	62,028	61,539	61,327	61,533
Total Average Occupied Days Percentage (1)	95.0%	95.6%	96.2%	96.3%	95.8%
Same-Home Average Occupied Days Percentage (49,198 properties)	96.2%	96.6%	97.1%	97.2%	96.9%

Other Data
Distributions declared per common share	$0.22	$0.22	$0.22	$0.22	$0.18
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)
Rents and other single-family property revenues	$408,657	$380,926	$1,623,605	$1,490,534

Expenses:
Property operating expenses	142,797	137,113	599,459	552,091
Property management expenses	31,112	28,157	123,363	112,698
General and administrative expense	18,487	14,942	74,615	68,057
Interest expense	35,091	36,249	140,198	134,871
Acquisition and other transaction costs	4,260	5,338	16,910	23,452
Depreciation and amortization	115,771	112,843	456,550	426,531
Hurricane-related charges, net	—	—	—	6,133
Total expenses	347,518	334,642	1,411,095	1,323,833

Gain on sale and impairment of single-family properties and other, net	29,082	57,407	209,834	136,459
Other income and expense, net	716	100	9,798	6,865

Net income	90,937	103,791	432,142	310,025

Noncontrolling interest	10,834	12,768	51,974	36,887
Dividends on preferred shares	3,486	3,486	13,944	17,081
Redemption of perpetual preferred shares	—	—	—	5,276

Net income attributable to common shareholders	$76,617	$87,537	$366,224	$250,781

Weighted-average common shares outstanding:
Basic	362,954,405	353,857,902	362,024,968	349,290,848
Diluted	363,396,325	354,185,629	362,477,216	349,787,092

Net income attributable to common shareholders per share:
Basic	$0.21	$0.25	$1.01	$0.72
Diluted	$0.21	$0.25	$1.01	$0.71

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2023	2022	2023	2022
Net income attributable to common shareholders	$76,617	$87,537	$366,224	$250,781
Adjustments:
Noncontrolling interests in the Operating Partnership	10,834	12,768	51,974	36,887
Gain on sale and impairment of single-family properties and other, net	(29,082)	(57,407)	(209,834)	(136,459)
Adjustments for unconsolidated joint ventures	1,331	466	3,711	344
Depreciation and amortization	115,771	112,843	456,550	426,531
Less: depreciation and amortization of non-real estate assets	(4,515)	(3,710)	(17,417)	(13,358)
FFO attributable to common share and unit holders	$170,956	$152,497	$651,208	$564,726
Adjustments:
Acquisition, other transaction costs and other	4,260	5,338	16,910	23,452
Noncash share-based compensation - general and administrative	2,494	1,966	16,379	15,318
Noncash share-based compensation - property management	879	715	4,030	3,861
Hurricane-related charges, net	—	—	—	6,133
Redemption of perpetual preferred shares	—	—	—	5,276
Core FFO attributable to common share and unit holders	$178,589	$160,516	$688,527	$618,766
Recurring Capital Expenditures	(17,019)	(16,020)	(76,098)	(65,636)
Leasing costs	(745)	(718)	(3,113)	(2,586)
Adjusted FFO attributable to common share and unit holders	$160,825	$143,778	$609,316	$550,544

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.41	$0.38	$1.57	$1.41
Core FFO attributable to common share and unit holders	$0.43	$0.40	$1.66	$1.54
Adjusted FFO attributable to common share and unit holders	$0.39	$0.35	$1.47	$1.37

Weighted-average FFO shares and units:
Common shares outstanding	362,954,405	353,857,902	362,024,968	349,290,848
Share-based compensation plan and forward sale equity contracts (1)	913,602	674,400	828,424	906,762
Operating partnership units	51,376,980	51,376,980	51,376,980	51,376,980
Total weighted-average FFO shares and units	415,244,987	405,909,282	414,230,372	401,574,590
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2023	2022	2023	2022
Rents from single-family properties	$356,790	$333,802	$1,396,862	$1,276,992
Fees from single-family properties	7,893	6,980	30,755	26,988
Bad debt	(4,532)	(5,039)	(19,567)	(16,052)
Core revenues	360,151	335,743	1,408,050	1,287,928

Property tax expense	59,213	60,293	239,425	217,584
HOA fees, net (1)	6,663	6,060	25,768	23,949
R&M and turnover costs, net (1)	25,551	23,877	108,373	100,213
Insurance	4,736	3,605	17,948	14,094
Property management expenses, net (2)	28,361	25,537	111,723	102,482
Core property operating expenses	124,524	119,372	503,237	458,322

Core NOI	$235,627	$216,371	$904,813	$829,606
Core NOI margin	65.4%	64.4%	64.3%	64.4%

	For the Three Months Ended Dec 31, 2023
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	49,198	6,158	3,100	876	59,332
Average Occupied Days Percentage	96.2%	95.8%	74.7%	49.2%	94.4%

Rents from single-family properties	$299,789	$40,208	$14,096	$2,697	$356,790
Fees from single-family properties	6,572	856	372	93	7,893
Bad debt	(3,650)	(403)	(183)	(296)	(4,532)
Core revenues	302,711	40,661	14,285	2,494	360,151

Property tax expense	50,508	5,650	2,209	846	59,213
HOA fees, net (1)	5,519	705	331	108	6,663
R&M and turnover costs, net (1)	21,075	2,254	1,644	578	25,551
Insurance	3,929	489	257	61	4,736
Property management expenses, net (2)	22,705	2,865	2,525	266	28,361
Core property operating expenses	103,736	11,963	6,966	1,859	124,524

Core NOI	$198,975	$28,698	$7,319	$635	$235,627
Core NOI margin	65.7%	70.6%	51.2%	25.5%	65.4%

(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,726 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,374 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.
(4)Includes 862 properties held for sale and 14 single-family properties newly acquired and under renovation that are not yet placed into service. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Quarterly and Full Year Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2023	2022	Change	2023	2022	Change
Number of Same-Home properties	49,198	49,198		49,198	49,198
Average Occupied Days Percentage	96.2%	96.9%	(0.7)%	96.8%	97.2%	(0.4)%
Average Monthly Realized Rent per property	$2,112	$1,990	6.1%	$2,065	$1,929	7.1%
Turnover Rate	6.4%	5.9%	0.5%	29.2%	28.1%	1.1%

Core NOI:
Rents from single-family properties	$299,789	$284,659	5.3%	$1,179,630	$1,106,751	6.6%
Fees from single-family properties	6,572	5,774	13.8%	25,551	22,342	14.4%
Bad debt	(3,650)	(3,498)	4.3%	(14,587)	(11,182)	30.5%
Core revenues	302,711	286,935	5.5%	1,190,594	1,117,911	6.5%

Property tax expense	50,508	51,079	(1.1)%	203,431	186,436	9.1%
HOA fees, net (1)	5,519	5,137	7.4%	21,644	20,393	6.1%
R&M and turnover costs, net (1)	21,075	19,268	9.4%	89,625	82,336	8.9%
Insurance	3,929	3,083	27.4%	15,085	12,155	24.1%
Property management expenses, net (2)	22,705	20,672	9.8%	90,299	83,696	7.9%
Core property operating expenses	103,736	99,239	4.5%	420,084	385,016	9.1%

Core NOI	$198,975	$187,696	6.0%	$770,510	$732,895	5.1%
Core NOI margin	65.7%	65.4%		64.7%	65.6%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$14,781	$13,349	10.7%	$65,914	$56,266	17.1%

Per property:
Average Recurring Capital Expenditures	$300	$271	10.7%	$1,340	$1,144	17.1%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$729	$663	10.0%	$3,161	$2,817	12.2%

Property Enhancing Capex	$7,621	$12,680		$48,794	$55,698
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Average Occupied Days Percentage	96.2%	96.6%	97.1%	97.2%	96.9%
Average Monthly Realized Rent per property	$2,112	$2,088	$2,048	$2,013	$1,990

Average Change in Rent for Renewals	6.2%	7.1%	7.0%	6.8%	7.9%
Average Change in Rent for Re-Leases	4.5%	7.2%	9.4%	7.7%	8.2%
Average Blended Change in Rent	5.7%	7.2%	7.6%	7.1%	8.0%

Core NOI:
Rents from single-family properties	$299,789	$297,598	$293,411	$288,832	$284,659
Fees from single-family properties	6,572	6,676	6,155	6,148	5,774
Bad debt	(3,650)	(3,827)	(3,359)	(3,751)	(3,498)
Core revenues	302,711	300,447	296,207	291,229	286,935

Property tax expense	50,508	51,065	51,496	50,362	51,079
HOA fees, net (1)	5,519	5,682	5,406	5,037	5,137
R&M and turnover costs, net (1)	21,075	26,870	22,473	19,207	19,268
Insurance	3,929	3,926	3,888	3,342	3,083
Property management expenses, net (2)	22,705	22,285	22,535	22,774	20,672
Core property operating expenses	103,736	109,828	105,798	100,722	99,239

Core NOI	$198,975	$190,619	$190,409	$190,507	$187,696
Core NOI margin	65.7%	63.4%	64.3%	65.4%	65.4%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$14,781	$20,619	$18,214	$12,300	$13,349

Per property:
Average Recurring Capital Expenditures	$300	$419	$370	$251	$271
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$729	$965	$827	$640	$663

Property Enhancing Capex	$7,621	$13,800	$13,661	$13,712	$12,680
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 4Q23 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,643	$201,793	9.2%	6.6%	4.9%	6.1%
Dallas-Fort Worth, TX	3,748	172,486	6.7%	6.2%	5.6%	6.0%
Charlotte, NC	3,612	207,264	7.5%	6.3%	5.3%	6.0%
Phoenix, AZ	2,731	191,506	6.1%	6.9%	2.7%	5.7%
Nashville, TN	2,749	230,955	7.1%	5.9%	3.8%	5.2%
Indianapolis, IN	2,628	164,275	4.0%	6.4%	3.6%	5.5%
Jacksonville, FL	2,512	195,361	4.5%	6.4%	2.5%	5.1%
Tampa, FL	2,447	212,467	4.8%	7.6%	3.9%	6.3%
Houston, TX	2,133	172,759	3.3%	5.8%	5.2%	5.7%
Raleigh, NC	2,010	194,662	4.1%	5.9%	3.2%	5.1%
Columbus, OH	1,980	184,690	3.9%	6.3%	4.0%	5.6%
Cincinnati, OH	1,934	186,797	4.0%	6.2%	4.8%	5.7%
Orlando, FL	1,586	196,280	3.0%	7.8%	5.5%	7.1%
Salt Lake City, UT	1,592	275,086	4.4%	3.7%	4.5%	4.0%
Greater Chicago area, IL and IN	1,516	191,000	2.9%	5.6%	5.3%	5.5%
Charleston, SC	1,263	216,891	2.9%	5.4%	4.7%	5.2%
Las Vegas, NV	1,220	215,704	2.7%	4.6%	3.2%	4.2%
San Antonio, TX	1,078	184,960	1.7%	4.8%	(0.1)%	3.5%
Savannah/Hilton Head, SC	889	188,169	1.9%	7.6%	9.8%	8.2%
Seattle, WA	875	291,751	2.3%	7.6%	6.8%	7.3%
All Other (2)	6,052	203,006	13.0%	6.0%	4.6%	5.5%
Total/Average	49,198	$200,119	100.0%	6.2%	4.5%	5.7%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	4Q23 QTD	4Q22 QTD	Change	4Q23 QTD	4Q22 QTD	Change
Atlanta, GA	96.2%	97.3%	(1.1)%	$2,132	$2,008	6.2%
Dallas-Fort Worth, TX	95.7%	97.3%	(1.6)%	2,204	2,065	6.7%
Charlotte, NC	96.2%	97.2%	(1.0)%	2,060	1,927	6.9%
Phoenix, AZ	94.9%	96.8%	(1.9)%	2,046	1,945	5.2%
Nashville, TN	96.3%	96.8%	(0.5)%	2,239	2,106	6.3%
Indianapolis, IN	96.7%	95.8%	0.9%	1,789	1,706	4.9%
Jacksonville, FL	95.2%	96.9%	(1.7)%	2,061	1,958	5.3%
Tampa, FL	95.3%	97.2%	(1.9)%	2,288	2,123	7.8%
Houston, TX	97.4%	97.7%	(0.3)%	1,979	1,879	5.3%
Raleigh, NC	96.3%	97.2%	(0.9)%	1,945	1,824	6.6%
Columbus, OH	96.3%	96.7%	(0.4)%	2,069	1,957	5.7%
Cincinnati, OH	96.6%	96.2%	0.4%	2,038	1,917	6.3%
Orlando, FL	95.8%	97.6%	(1.8)%	2,239	2,046	9.4%
Salt Lake City, UT	96.9%	96.8%	0.1%	2,317	2,198	5.4%
Greater Chicago area, IL and IN	96.9%	97.9%	(1.0)%	2,325	2,201	5.6%
Charleston, SC	97.8%	97.0%	0.8%	2,195	2,064	6.3%
Las Vegas, NV	96.2%	96.6%	(0.4)%	2,120	2,023	4.8%
San Antonio, TX	94.9%	96.5%	(1.6)%	1,905	1,844	3.3%
Savannah/Hilton Head, SC	97.2%	98.0%	(0.8)%	2,079	1,916	8.5%
Seattle, WA	96.0%	94.9%	1.1%	2,635	2,481	6.2%
All Other (2)	96.1%	96.5%	(0.4)%	2,084	1,967	5.9%
Total/Average	96.2%	96.9%	(0.7)%	$2,112	$1,990	6.1%
(1)Reflected for the three months ended December 31, 2023.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2023	Dec 31, 2022
	(Unaudited)
Assets
Single-family properties:
Land	$2,234,301	$2,197,233
Buildings and improvements	10,651,388	10,127,891
Single-family properties in operation	12,885,689	12,325,124
Less: accumulated depreciation	(2,719,970)	(2,386,452)
Single-family properties in operation, net	10,165,719	9,938,672
Single-family properties under development and development land	1,409,424	1,187,221
Single-family properties and land held for sale, net	182,082	198,716
Total real estate assets, net	11,757,225	11,324,609
Cash and cash equivalents	59,385	69,155
Restricted cash	162,476	148,805
Rent and other receivables	42,823	47,752
Escrow deposits, prepaid expenses and other assets	406,138	331,446
Investments in unconsolidated joint ventures	114,198	107,347
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$12,688,190	$12,175,059

Liabilities
Revolving credit facility	$90,000	$130,000
Asset-backed securitizations, net	1,871,421	1,890,842
Unsecured senior notes, net	2,500,226	2,495,156
Accounts payable and accrued expenses	573,660	484,403
Total liabilities	5,035,307	5,000,401

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	3,643	3,529
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,357,848	6,931,819
Accumulated deficit	(394,908)	(440,791)
Accumulated other comprehensive income	843	1,332
Total shareholders' equity	6,967,524	6,495,987
Noncontrolling interest	685,359	678,671
Total equity	7,652,883	7,174,658

Total liabilities and equity	$12,688,190	$12,175,059

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Debt Summary as of December 31, 2023
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$90,000	$90,000	2.0%	6.38%	2.3
Total floating rate debt	—	90,000	90,000	2.0%	6.38%	2.3

Fixed rate debt:
AMH 2014-SFR2 securitization (4)	461,498	—	461,498	10.2%	4.42%	0.8
AMH 2014-SFR3 securitization	477,064	—	477,064	10.6%	4.40%	0.9
AMH 2015-SFR1 securitization	502,299	—	502,299	11.1%	4.14%	21.3
AMH 2015-SFR2 securitization	436,297	—	436,297	9.7%	4.36%	21.8
2028 unsecured senior notes	—	500,000	500,000	11.1%	4.08%	4.1
2029 unsecured senior notes	—	400,000	400,000	8.9%	4.90%	5.1
2031 unsecured senior notes	—	450,000	450,000	10.0%	2.46%	7.5
2032 unsecured senior notes	—	600,000	600,000	13.2%	3.63%	8.3
2051 unsecured senior notes	—	300,000	300,000	6.6%	3.38%	27.6
2052 unsecured senior notes	—	300,000	300,000	6.6%	4.30%	28.3
Total fixed rate debt	1,877,158	2,550,000	4,427,158	98.0%	4.00%	11.4

Total Debt	$1,877,158	$2,640,000	4,517,158	100.0%	4.05%	11.2

Unamortized discounts and loan costs			(55,511)
Total debt per balance sheet			$4,461,647

Maturity Schedule by Year (2)	Total Debt	% of Total
2024	$948,864	21.0%
2025	10,302	0.2%
2026	100,302	2.2%
2027	10,302	0.2%
2028	510,302	11.3%
Thereafter	2,937,086	65.1%
Total	$4,517,158	100.0%
(1)Interest rates are as of December 31, 2023 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis. The AMH 2015-SFR1 securitization and AMH 2015-SFR2 securitization have anticipated repayment dates of April 9, 2025 and October 9, 2025, respectively. If the securitizations are not repaid by this date, the duration-adjusted weighted-average interest rate will increase by a minimum of 3.00%.
(3)The Company amended its revolving credit facility in connection with the transition from the London Inter-Bank Offered Rate to the Secured Overnight Financing Rate (“SOFR”) during the second quarter of 2023. The revolving credit facility bears interest at SOFR, as adjusted for the Company’s SOFR spread, plus 0.90% as of period end.
(4)The Company has provided notice to the lender of its intent to payoff the AMH 2014-SFR2 securitization during the first quarter of 2024.
Interest Expense Reconciliation

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2023	2022	2023	2022
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$35,091	$36,249	$140,198	$134,871
Less: amortization of discounts, loan costs and cash flow hedges	(3,086)	(3,085)	(12,279)	(11,673)
Add: capitalized interest	14,241	12,670	55,232	52,085
Cash interest	$46,246	$45,834	$183,151	$175,283

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Capital Structure and Credit Metrics as of December 31, 2023
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization

Total Debt		$4,517,158	22.9%

Total preferred shares		230,000	1.2%

Common equity at market value:
Common shares outstanding	364,931,506
Operating partnership units	51,376,980
Total shares and units	416,308,486
NYSE AMH Class A common share closing price at December 31, 2023	$35.96
Market value of common shares and operating partnership units		14,970,453	75.9%

Total Capitalization		$19,717,611	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Per Share	Total	Annual Dividend Per Share	Annual Dividend Amount
Series
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings

Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.4 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage	71.1%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	29.8%
Ratio of Secured Debt to Total Assets	<	40.0%	12.3%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	452.4%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.61 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.9%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	11.5%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	26.7%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.84 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	6.58 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Top 20 Markets Summary as of December 31, 2023
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,853	10.0%	$223,985	2,174	17.3
Dallas-Fort Worth, TX	4,055	6.9%	175,469	2,095	19.5
Charlotte, NC	4,089	7.0%	220,086	2,110	17.7
Phoenix, AZ	3,364	5.8%	213,588	1,841	19.2
Nashville, TN	3,319	5.7%	247,960	2,117	16.1
Jacksonville, FL	3,101	5.3%	218,020	1,928	14.4
Indianapolis, IN	2,848	4.9%	173,841	1,927	20.9
Tampa, FL	2,901	5.0%	232,187	1,948	15.2
Houston, TX	2,402	4.1%	177,995	2,082	18.1
Raleigh, NC	2,179	3.7%	199,320	1,889	17.7
Cincinnati, OH	2,127	3.6%	196,952	1,842	21.0
Columbus, OH	2,154	3.7%	195,675	1,880	21.0
Las Vegas, NV	2,169	3.7%	285,270	1,937	11.7
Salt Lake City, UT	1,901	3.3%	304,605	2,245	17.2
Orlando, FL	1,999	3.4%	218,923	1,911	18.3
Greater Chicago area, IL and IN	1,541	2.6%	191,105	1,865	22.3
Charleston, SC	1,535	2.6%	229,471	1,962	13.0
San Antonio, TX	1,263	2.2%	197,277	1,919	14.9
Seattle, WA	1,161	2.0%	330,534	2,006	13.6
Savannah/Hilton Head, SC	1,051	1.8%	211,204	1,887	15.2
All Other (3)	7,458	12.7%	232,983	1,912	17.8
Total/Average	58,470	100.0%	$220,381	1,992	17.5
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.8%	$2,153	6.3%	4.6%	5.8%
Dallas-Fort Worth, TX	95.1%	2,203	6.2%	5.7%	6.1%
Charlotte, NC	95.3%	2,077	6.3%	5.5%	6.1%
Phoenix, AZ	94.2%	2,047	6.7%	2.9%	5.7%
Nashville, TN	95.6%	2,248	5.8%	4.2%	5.3%
Jacksonville, FL	93.3%	2,081	6.1%	2.6%	5.0%
Indianapolis, IN	96.6%	1,797	6.3%	3.4%	5.3%
Tampa, FL	93.7%	2,313	7.4%	3.8%	6.1%
Houston, TX	96.9%	1,981	5.6%	5.3%	5.5%
Raleigh, NC	96.3%	1,951	5.9%	3.3%	5.1%
Cincinnati, OH	96.4%	2,042	6.0%	4.8%	5.5%
Columbus, OH	95.7%	2,084	6.1%	4.3%	5.5%
Las Vegas, NV	91.9%	2,194	4.3%	2.7%	3.9%
Salt Lake City, UT	96.4%	2,365	3.6%	4.0%	3.7%
Orlando, FL	93.8%	2,258	7.7%	4.7%	6.6%
Greater Chicago area, IL and IN	96.6%	2,327	5.4%	5.2%	5.4%
Charleston, SC	95.9%	2,207	5.1%	5.0%	5.0%
San Antonio, TX	94.3%	1,915	4.7%	(0.4)%	3.3%
Seattle, WA	95.4%	2,653	7.2%	6.6%	7.0%
Savannah/Hilton Head, SC	97.0%	2,108	7.3%	9.1%	7.8%
All Other (3)	94.5%	2,108	5.8%	4.2%	5.3%
Total/Average	95.0%	$2,132	6.0%	4.3%	5.5%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended December 31, 2023.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
Property Additions

	4Q23 Additions		2023 Additions
Market	Number of Properties	Average Total Investment Cost	Number of Properties	Average Total Investment Cost
Jacksonville, FL	69	$329,621	219	$319,674
Charlotte, NC	63	351,006	162	364,129
Las Vegas, NV	51	394,772	343	369,671
Tampa, FL	48	359,954	215	355,703
Atlanta, GA	44	354,151	198	348,012
Orlando, FL	35	338,619	183	339,153
Nashville, TN	35	393,641	107	400,744
Tucson, AZ	31	328,888	53	319,730
Seattle, WA	20	463,712	33	489,362
Boise, ID	15	469,296	170	388,195
Charleston, SC	15	346,190	15	346,190
Phoenix, AZ	13	423,436	35	403,950
Savannah/Hilton Head, SC	10	350,282	12	347,924
Colorado Springs, CO	9	501,322	52	497,729
Raleigh, NC	9	234,272	23	237,966
Columbus, OH	8	383,149	54	382,536
Cincinnati, OH	4	310,014	6	300,814
Salt Lake City, UT	2	642,788	4	637,846
Indianapolis, IN	—	—	1	334,242
Total/Average	481	$366,738	1,885	$363,617

Property Dispositions

	Dec 31, 2023 Single-Family Properties Held for Sale	4Q23 Dispositions		2023 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Houston, TX	122	40	$235,650	366	$233,695
Greater Chicago area, IL and IN	90	20	272,945	93	260,454
Dallas-Fort Worth, TX	89	30	293,493	177	292,077
Inland Empire, CA	78	5	473,046	80	455,369
Atlanta, GA	54	31	306,828	141	297,798
Austin, TX	53	8	278,044	42	298,118
Phoenix, AZ	41	15	349,640	88	336,469
Tampa, FL	35	5	284,063	28	356,602
Indianapolis, IN	33	7	232,746	69	239,434
Orlando, FL	32	9	329,497	36	327,172
San Antonio, TX	32	12	243,074	53	238,997
Charlotte, NC	29	5	345,866	51	336,604
Nashville, TN	20	5	293,413	35	342,914
Central Valley, CA	16	2	338,543	16	320,775
Charleston, SC	15	1	263,396	13	320,249
Milwaukee, WI	15	4	320,144	14	333,465
Bay Area, CA	14	9	544,739	33	527,705
Memphis, TN	14	6	200,856	20	243,807
Las Vegas, NV	11	3	435,120	31	378,260
Miami, FL	10	—	—	8	362,871
All Other (1)	59	24	322,246	152	324,917
Total/Average	862	241	$300,962	1,546	$299,089
(1)Represents 16 markets in 12 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
AMH Development Pipeline Summary as of December 31, 2023

	2023 Deliveries			Dec 31, 2023 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Las Vegas, NV	343	$370,000	$2,420	1,242
Tampa, FL	292	357,000	2,600	567
Jacksonville, FL	267	329,000	2,290	649
Charlotte, NC	246	368,000	2,470	287
Atlanta, GA	231	353,000	2,510	699
Orlando, FL	218	347,000	2,440	1,100
Boise, ID	170	388,000	2,310	280
Phoenix, AZ	130	347,000	2,290	1,810
Nashville, TN	123	411,000	2,570	374
Denver, CO	80	551,000	3,010	573
Salt Lake City, UT	56	454,000	2,650	155
Seattle, WA	56	492,000	3,140	236
Columbus, OH	54	383,000	2,510	546
Charleston, SC	34	442,000	2,970	895
Raleigh, NC	17	392,000	2,380	66
Total/Average	2,317	$374,000	$2,490	9,479
Lots optioned				3,150
Total lots owned and optioned				12,629

Estimated Delivery Timing

	Dec 31, 2022 Lots for Future Delivery (1)	2023 Lots Added (3)	2023 Deliveries	Full Year Estimated 2024 Deliveries (4)	Deliveries Thereafter (4)
Wholly-owned development pipeline (2)	13,764	(30)	1,838	1,825 - 1,975	9,996
Joint venture development pipeline (2)(5)	743	469	479	375 - 425	333
Total development pipeline	14,507	439	2,317	2,200 - 2,400	10,329
(1)Lots controlled in escrow are not included.
(2)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(3)Represents lots acquired and optioned, net of lots transferred to held for sale or disposed during the period.
(4)Reflects the Company’s latest development program estimates as of February 22, 2024.
(5)Represents three unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
Lease Expirations

	MTM	1Q24	2Q24	3Q24	4Q24	Thereafter
Lease expirations	2,436	11,543	14,808	13,893	9,883	3,456

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
2021	—	—	—	1,749,286	72,344	41.36
2022	—	—	—	—	—	—
1Q23	—	—	—	—	—	—
2Q23	—	—	—	—	—	—
3Q23	—	—	—	—	—	—
4Q23	—	—	—	2,799,683	101,958	36.42
Total	1,804,163	34,933	$19.36	4,635,099	176,716	$38.13
	Remaining authorization:	$265,067		Remaining authorization: (1)	$898,042
(1)In June 2023, the Company entered into a new at-the-market common share offering program, replacing the previously expiring program, under which it can issue Class A common shares from time to time through various sales agents up to an aggregate gross sales offering price of $1.0 billion.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
2024 Guidance
Set forth below are the Company’s current expectations with respect to full year 2024 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2024 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2024 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.

Guidance Summary

Full Year 2024
Core FFO attributable to common share and unit holders		$1.70 - $1.76
Core FFO attributable to common share and unit holders growth		2.4% - 6.0%

Same-Home
Core revenues growth		3.75% - 5.75%
Core property operating expenses growth		5.25% - 7.25%
Core NOI growth		3.00% - 5.00%

Full Year 2024
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,825 - 1,975	$700 - $800 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,825 - 1,975	$0.9 - $1.1 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.1 - $1.3 billion
Full Year 2024 Guidance Commentary
Operating Outlook:
•Same-Home core revenues growth reflects expectation for continued resiliency in the demand and leasing environment and includes the following assumptions for the full year 2024: (1) Average Occupied Days Percentage expectation in the low 96% area, (2) Average Monthly Realized Rent growth of 5.00% - 5.50% driven by 2024 leasing spreads in the high 4% area and contribution from 2023 leasing earn-in, and (3) bad debt expense to remain consistent with 2023 in the low 1% area as a percentage of rents.
•Same-Home core property operating expenses growth reflects (1) expectation for moderating but still elevated 2024 property tax growth between 6.25% and 8.25% and (2) 4.25% to 6.25% growth in all other core property operating expenses, excluding property taxes, reflecting the general inflationary environment.
Investment Program:
•Consistent with 2023, the Company’s acquisition programs continue to remain on hold. Until market conditions change, the Company’s current 2024 outlook does not contemplate any material acquisition activity.
•Investment program outlook contemplates continued consistent growth from the Company’s internal AMH Development Program, which is expected to deliver between 2,200 to 2,400 total program deliveries during 2024.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	25

AMH
2024 Guidance (continued)

Capital Plan:
•In addition to the Company’s $0.9 - $1.1 billion total wholly-owned and pro rata JV capital investment program, the Company’s AMH 2014-SFR2 and AMH 2014-SFR3 securitizations, which had a total outstanding balance of $938.6 million as of December 31, 2023, are scheduled to mature in the fourth quarter of 2024.
•During January 2024, the Company provided notice of its intent to payoff the AMH 2014-SFR2 securitization during the first quarter of 2024 and plans to payoff the AMH 2014-SFR3 securitization over the course of 2024 based on capital markets conditions.
•The Company expects to fund its 2024 capital plan through a combination of Retained Cash Flow, approximately $400 - $500 million of recycled capital from dispositions, as well as equity and debt capital, including the equity capital raised on the Company’s at-the-market program in the fourth quarter of 2023 and first quarter of 2024 and $600 million green bond issuance in January 2024.
Reconciliation of Core FFO attributable to common share and unit holders from 2023 to 2024 Guidance Midpoint

Per FFO Share and Unit
2023 Core FFO attributable to common share and unit holders	$1.66

Same-Home Core NOI	0.08
Non-Same-Home Core NOI (1)	0.07
Disposition program	(0.02)
General and administrative expense and amortization of IT software assets (2)	(0.01)
Financing costs (share count and interest) (3)	(0.05)

2024 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.73
2024 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	4.2%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2024 Same-Home portfolio, including 2023 wholly-owned property additions, and (ii) contribution from 2024 wholly-owned property additions.
(2)General and administrative expense and amortization of IT software assets increase reflects (i) general inflationary environment and (ii) investments from prior years into IT systems supporting our industry-leading property management platform.
(3)Financing costs (share count and interest) change is primarily related to the funding of the Company’s investment programs and the refinancing of the 2024 maturing securitizations.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	26

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

27

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics.
Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Total Debt	$4,517,158	$4,433,095	$4,438,629	$4,444,863	$4,581,628
Less: cash and cash equivalents	(59,385)	(69,514)	(199,601)	(255,559)	(69,155)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(42,278)	(52,382)	(45,289)	(42,365)	(39,854)
Net debt	$4,389,829	$4,285,533	$4,168,073	$4,121,273	$4,446,953
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$4,619,829	$4,515,533	$4,398,073	$4,351,273	$4,676,953

Adjusted EBITDAre - TTM	$860,086	$842,366	$827,550	$809,987	$784,076

Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	5.4 x	5.3 x	5.4 x	6.0 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Dec 31, 2023
Interest expense per income statement	$140,198
Less: amortization of discounts, loan costs and cash flow hedges	(12,279)
Add: capitalized interest	55,232
Cash interest	183,151
Dividends on preferred shares	13,944
Fixed charges	$197,095

Adjusted EBITDAre - TTM	$860,086

Fixed Charge Coverage	4.4 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Dec 31, 2023
(Amounts in thousands)	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Unencumbered Core NOI	$156,824	$158,796	$159,980	$167,327	$642,927
Core NOI	220,901	223,461	224,824	235,627	904,813
Unencumbered Core NOI Percentage					71.1%

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months and the years ended December 31, 2023 and 2022 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2023	2022	2023	2022
Net income	$90,937	$103,791	$432,142	$310,025
Interest expense	35,091	36,249	140,198	134,871
Depreciation and amortization	115,771	112,843	456,550	426,531
EBITDA	$241,799	$252,883	$1,028,890	$871,427

Gain on sale and impairment of single-family properties and other, net	(29,082)	(57,407)	(209,834)	(136,459)
Adjustments for unconsolidated joint ventures	1,331	466	3,711	344
EBITDAre	$214,048	$195,942	$822,767	$735,312

Noncash share-based compensation - general and administrative	2,494	1,966	16,379	15,318
Noncash share-based compensation - property management	879	715	4,030	3,861
Acquisition, other transaction costs and other	4,260	5,338	16,910	23,452
Hurricane-related charges, net	—	—	—	6,133
Adjusted EBITDAre	$221,681	$203,961	$860,086	$784,076

Recurring Capital Expenditures	(17,019)	(16,020)	(76,098)	(65,636)
Leasing costs	(745)	(718)	(3,113)	(2,586)
Fully Adjusted EBITDAre	$203,917	$187,223	$780,875	$715,854

Rents and other single-family property revenues	$408,657	$380,926	$1,623,605	$1,490,534
Less: tenant charge-backs	(48,506)	(45,183)	(215,555)	(202,606)
Adjustments for unconsolidated joint ventures - income	3,057	3,713	10,760	13,899
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$363,208	$339,456	$1,418,810	$1,301,827

Adjusted EBITDAre Margin	61.0%	60.1%	60.6%	60.2%

Fully Adjusted EBITDAre Margin	56.1%	55.2%	55.0%	55.0%

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Net income	$432,142	$444,996	$418,569	$377,710	$310,025
Interest expense	140,198	141,356	143,229	143,186	134,871
Depreciation and amortization	456,550	453,622	448,078	439,294	426,531
EBITDA	$1,028,890	$1,039,974	$1,009,876	$960,190	$871,427

Gain on sale and impairment of single-family properties and other, net	(209,834)	(238,159)	(229,021)	(199,074)	(136,459)
Adjustments for unconsolidated joint ventures	3,711	2,846	2,482	1,225	344
EBITDAre	$822,767	$804,661	$783,337	$762,341	$735,312

Noncash share-based compensation - general and administrative	16,379	15,851	15,081	15,031	15,318
Noncash share-based compensation - property management	4,030	3,866	3,928	3,928	3,861
Acquisition, other transaction costs and other	16,910	17,988	19,071	22,554	23,452
Hurricane-related charges, net	—	—	6,133	6,133	6,133
Adjusted EBITDAre	$860,086	$842,366	$827,550	$809,987	$784,076
Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2023	2022	2023	2022
Property management expenses	$31,112	$28,157	$123,363	$112,698
Less: tenant charge-backs	(1,872)	(1,905)	(7,610)	(6,355)
Less: noncash share-based compensation - property management	(879)	(715)	(4,030)	(3,861)
Property management expenses, net	$28,361	$25,537	$111,723	$102,482

General and administrative expense	$18,487	$14,942	$74,615	$68,057
Less: noncash share-based compensation - general and administrative	(2,494)	(1,966)	(16,379)	(15,318)
General and administrative expense, net	$15,993	$12,976	$58,236	$52,739

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three months and the years ended December 31, 2023 and 2022:

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2023	2022	2023	2022
Net income per common share–diluted	$0.21	$0.25	$1.01	$0.71
Adjustments:
Conversion from GAAP share count	(0.03)	(0.03)	(0.13)	(0.09)
Noncontrolling interests in the Operating Partnership	0.03	0.03	0.13	0.09
Gain on sale and impairment of single-family properties and other, net	(0.07)	(0.14)	(0.51)	(0.34)
Adjustments for unconsolidated joint ventures	—	—	0.01	—
Depreciation and amortization	0.28	0.28	1.10	1.07
Less: depreciation and amortization of non-real estate assets	(0.01)	(0.01)	(0.04)	(0.03)
FFO attributable to common share and unit holders	$0.41	$0.38	$1.57	$1.41
Adjustments:
Acquisition, other transaction costs and other	0.01	0.02	0.04	0.06
Noncash share-based compensation - general and administrative	0.01	—	0.04	0.03
Noncash share-based compensation - property management	—	—	0.01	0.01
Hurricane-related charges, net	—	—	—	0.02
Redemption of perpetual preferred shares	—	—	—	0.01
Core FFO attributable to common share and unit holders	$0.43	$0.40	$1.66	$1.54
Recurring Capital Expenditures	(0.04)	(0.05)	(0.18)	(0.16)
Leasing costs	—	—	(0.01)	(0.01)
Adjusted FFO attributable to common share and unit holders	$0.39	$0.35	$1.47	$1.37

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

33

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Dec 31, 2023
Adjusted FFO attributable to common share and unit holders	$160,825
Common distributions	(91,375)
Retained Cash Flow	$69,450

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

34

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, and the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Amended and Restated Credit Agreement dated as of April 15, 2021, which has been filed as an exhibit to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s subsequent filings with the SEC.

35

Executive Management

David P. Singelyn	Christopher C. Lau
Chief Executive Officer	Chief Financial Officer

Bryan Smith	Sara H. Vogt-Lowell
Chief Operating Officer	Chief Legal Officer

AMH Diversified Portfolio

Corporate Information	Investor Relations
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